Exhibit No. 20/ AFGL International, Inc./ Form S-3

July 16, 1996



                    AFGL INTERNATIONAL, INC.
          Consent of Independent Chartered Accountants


We hereby consent to the use in the Registration Statement of our report dated 12 April 1996, relating to the financial statements (not presented separately in the Registration Statement) of Whitney Group (Europe) Limited, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Yours faithfully



Letchfords